Exhibit 99

                  VISHAY REPORTS RESULTS FOR THIRD QUARTER 2005

     -- Looking back at good third quarter and expecting an even better fourth quarter 2005

     --   Book-to-bill ratio 1.07 for third quarter

     -- Net earnings of $0.11 per diluted share for the third quarter 2005 have been negatively affected by the after-tax impact of certain items (enumerated below) of $0.03 per share, as compared to second quarter 2005 net earnings of $0.05 per diluted share, which had been negatively affected by the after-tax impact of certain items of $0.07 per share

     --   Effective tax rate improvement

     --   Cash generated from operations for the quarter was $65 million

     MALVERN, Pa., Nov. 4 /PRNewswire-FirstCall/ -- Dr. Felix Zandman, Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that revenues for the fiscal quarter ended October 1, 2005 were $566,077,000 compared to revenues of $584,320,000 for the third quarter of 2004, a 3.1% decrease, and $582,388,000 for the second quarter of 2005, a 2.8% decrease. Net earnings for the quarter ended October 1, 2005 were $19,956,000 or $0.11 per diluted share, compared with net earnings for the quarter ended October 2, 2004 of $22,070,000 or $0.13 per diluted share and net earnings for the quarter ended July 2, 2005 of $9,716,000 or $0.05 per diluted share.

     Net earnings of $19,956,000 or $0.11 per diluted share for the third quarter of 2005 were impacted by restructuring and severance costs of $3,924,000 and related asset write-downs of $4,682,000, partially offset by gains resulting from adjustments to previously existing purchase commitments of $1,146,000. These items and their tax-related consequences had a negative $0.03 effect on earnings per share. Net earnings for the third quarter of 2004 were impacted by restructuring and severance costs of $4,997,000 and by charges for purchased in-process research and development of $1,500,000, partially offset by a favorable settlement of a note receivable of $3,100,000. These items and their tax-related consequences had a negative $0.01 effect on earnings per share for the third quarter of 2004.

     Revenues for the nine fiscal months ended October 1, 2005 were $1,702,831,000, a 9.0% decrease as compared to revenues of $1,871,940,000 for the comparable prior year period. Net earnings for the nine fiscal months ended October 1, 2005 were $35,384,000 or $0.20 per diluted share compared to net earnings of $99,154,000 or $0.55 per diluted share for the comparable prior year period. Net earnings for the nine fiscal months ended October 1, 2005 were impacted by restructuring and severance costs of $18,178,000, by related asset write-downs of $4,813,000, by charges for purchased in-process research and development of $9,201,000, by Siliconix transaction-related expenses of $3,751,000, and by losses resulting from adjustments to previously existing purchase commitments of $2,454,000, partially offset by a gain on sale of land of $2,120,000. In addition, tax expense includes a $3,698,000 favorable benefit, primarily due to a foreign tax ruling. These items and their tax-related consequences had a negative $0.13 effect on earnings per share. Net earnings for the nine fiscal months ended October 2, 2004 were impacted by restructuring and severance costs of $7,057,000, and by charges for purchased in-process research and development of $1,500,000, partially offset by a favorable settlement of a note receivable of $3,100,000. These items and their tax-related consequences had a negative $0.02 effect on earnings per share for the nine fiscal months ended October 2, 2004.

     Commenting on the results for the third quarter of 2005, Dr. Paul stated, "We are looking back at a good third quarter. While sales were slightly lower sequentially - in line with our expectation and guidance - we are reporting higher margins. We achieved this through our program to reduce fixed costs by $50 million in 2005, which contributed a $13 million reduction compared to last year but also through our continuous reduction of variable costs, which contributed $10 million."

     Commenting on the outlook for the fourth quarter 2005, Dr. Paul continued, "Based on a book-to-bill of 1.07 in the third quarter and a solid backlog, we guide for sales in the range of $570 million to $590 million. We expect gross margins to be higher than in the third quarter due to better volume and continued cost reduction."

     Commenting on the Company's Research and Development activities, Dr. Felix Zandman, Chairman of the Board and Chief Technical and Business Development Officer, stated, "We are starting to reap the benefits of our strong focus on Research and Development across the Company. For example, our new series of high-current Schottky diodes in Trench technology represents a technological breakthrough: they have the ability to handle double the power in the same package size compared to the industry standard. The recent introduction into the market was very successful and we expect this product to ramp fast in 2006. An example for a breakthrough technology launched two years ago is our MICRO FOOT
(R) chip scale technology. The two new product families of this technology, MICRO FOOT MOSFETs and MICRO FOOT analog switches, are forecasted to sell this year already at a rate of $25 million. Both product lines are designed in with most high-end cell phones and demand is growing fast. We are in the process to ramp capacity as fast as possible to meet the need of the market."

     A conference call to discuss third quarter financial results is scheduled for Friday, November 4, 2005 at 11:00 AM (EST). The dial-in number for the conference call is 800-611-1148 (612-332-0636 if calling from outside the United States or Canada). The conference operator will require the following information in order to admit you into the call: Company Name: Vishay Intertechnology, Inc. and Moderators: Vishay Executives.

     There will be a replay of the conference call from 2:30 PM (EST) on Friday, November 4, 2005 through 11:59 PM (EST) on Wednesday, November 9, 2005. The telephone number for the replay is 800-475-6701 (320-365-3844 if calling from outside the United States or Canada). The access code is 799471.

     There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

     Vishay Intertechnology Inc., a Fortune 1,000 company listed on the NYSE
(VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics) and selected ICs, and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pa., and has operations in 17 countries employing more than 25,000 people. Vishay can be found on the Internet at http://www.vishay.com.

     Statements contained herein that relate to the Company's future performance, including statements with respect to trends in revenues and bookings and the anticipated future benefits of the Company's product, acquisition and cost reduction strategies are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, the availability of appropriate acquisition opportunities on terms that the Company considers attractive, difficulties in integrating acquired companies, difficulties in implementing our cost reduction strategies such as labor unrest or legal challenges to our lay-off or termination plans, under-utilization of production facilities in lower-labor-cost countries, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries, difficulties in new product development, an inability to attract and retain highly qualified personnel, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

     Management believes that stating the impact on net earnings of items such as restructuring and severance, asset write-downs, charges for in-process research and development, gains or losses on purchase commitments, and other items is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                                        Fiscal quarter ended
                                                     -------------------------
                                                     October 1,     October 2,
                                                        2005           2004
                                                     ----------     ----------
Net revenues*                                        $  566,077     $  584,320
Cost of products sold                                   431,430        443,342
Gain on purchase commitments                             (1,146)             -
Gross profit                                            135,793        140,978
                                                           24.0%          24.1%

Selling, general, and administrative expenses            94,174         95,879
Purchased in-process research and development                 -          1,500
Restructuring and severance costs                         3,924          4,997
Asset write-downs                                         4,682              -
Operating income                                         33,013         38,602
                                                            5.8%           6.6%

Other income (expense):
  Interest expense                                       (8,170)        (8,224)
  Minority interest                                        (154)        (3,268)
  Other                                                   3,442          4,415
                                                         (4,882)        (7,077)

Earnings before taxes                                    28,131         31,525

Income taxes                                              8,175          9,455

Net earnings                                         $   19,956     $   22,070

Basic earnings per share                             $     0.11     $     0.13

Diluted earnings per share                           $     0.11     $     0.13

Weighted average shares outstanding - basic             184,114        166,090

Weighted average shares outstanding - diluted           195,719        182,800

    * As a result of a concentrated effort to defend its intellectual property and generate additional licensing income, Vishay began receiving royalties in the fourth quarter of 2004. The Company expects royalty revenues to increase and continues to seek to expand its royalty streams. The Company previously classified royalties as other income. Beginning with the third quarter of 2005, royalties are now classified as revenue. Previous periods have been reclassified to conform to the current financial statement presentation. Royalty revenues during the third quarter of 2005 and the nine fiscal months ended October 1, 2005 were $1,564,000 and $3,002,000, respectively. There were no royalty revenues for the comparable prior year periods.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                                     Nine fiscal months ended
                                                     -------------------------
                                                     October 1,     October 2,
                                                        2005           2004
                                                     ----------     ----------
Net revenues*                                        $1,702,831     $1,871,940
Costs of products sold                                1,315,718      1,402,327
Loss on purchase commitments                              2,454              -
Gross profit                                            384,659        469,613
                                                           22.6%          25.1%

Selling, general, and administrative expenses           286,352        292,570
Purchased in-process research and development             9,201          1,500
Siliconix transaction-related expenses                    3,751              -
Restructuring and severance costs                        18,178          7,057
Asset write-downs                                         4,813              -
Operating income                                         62,364        168,486
                                                            3.7%           9.0%

Other income (expense):
  Interest expense                                      (24,685)       (26,161)
  Minority interest                                      (3,918)        (9,116)
  Other                                                  13,688          8,440
                                                        (14,915)       (26,837)

Earnings before taxes                                    47,449        141,649

Income taxes                                             12,065         42,495

Net earnings                                         $   35,384     $   99,154

Basic earnings per share                             $     0.20     $     0.61

Diluted earnings per share                           $     0.20     $     0.55

Weighted average shares outstanding - basic             175,439        162,919

Weighted average shares outstanding - diluted           187,099        203,997

    * As a result of a concentrated effort to defend its intellectual property and generate additional licensing income, Vishay began receiving royalties in the fourth quarter of 2004. The Company expects royalty revenues to increase and continues to seek to expand its royalty streams. The Company previously classified royalties as other income. Beginning with the third quarter of 2005, royalties are now classified as revenue. Previous periods have been reclassified to conform to the current financial statement presentation. Royalty revenues during the third quarter of 2005 and the nine fiscal months ended October 1, 2005 were $1,564,000 and $3,002,000, respectively. There were no royalty revenues for the comparable prior year periods.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

                                                  October 1,     December 31,
                                                    2005            2004
                                                ------------    ------------
                                                 (unaudited)
Assets
Current assets:
  Cash and cash equivalents                     $    606,997    $    632,700
  Accounts receivable, net                           348,809         351,710
  Inventories:
    Finished goods                                   156,177         155,195
    Work in process                                  152,678         150,738
    Raw materials                                    194,296         212,040
  Deferred income taxes                               41,271          43,786
  Prepaid expenses and other current assets          112,105         136,251
Total current assets                               1,612,333       1,682,420

Property and equipment, at cost:
  Land                                                90,309          97,398
  Buildings and improvements                         396,796         428,829
  Machinery and equipment                          1,648,455       1,668,225
  Construction in progress                            66,344          75,974
  Allowance for depreciation                      (1,130,471)     (1,098,611)
                                                   1,071,433       1,171,815

Goodwill                                           1,474,831       1,435,121

Other intangible assets, net                         161,298         127,797

Other assets                                         249,134         221,437
  Total assets                                  $  4,569,029    $  4,638,590

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets, continued
(In thousands)

                                                  October 1,     December 31,
                                                    2005            2004
                                                ------------    ------------
                                                 (unaudited)
Liabilities and stockholders' equity
Current liabilities:
  Notes payable to banks                        $      3,902    $      3,727
  Trade accounts payable                             110,559         131,243
  Payroll and related expenses                       122,349         131,128
  Other accrued expenses                             189,124         218,257
  Income taxes                                        26,188          29,631
  Current portion of long-term debt                       28              51
Total current liabilities                            452,150         514,037

Long-term debt less current portion                  744,084         752,145

Deferred income taxes                                 65,598          14,017

Deferred grant income                                 13,469          18,723

Other liabilities                                    158,208         236,591

Accrued pension and other postretirement costs       216,499         232,142

Minority interest                                      4,266          97,600

Stockholders' equity:
  Common stock                                        16,943          15,142
  Class B common stock                                 1,468           1,468
  Capital in excess of par value                   2,225,705       2,028,253
  Retained earnings                                  630,276         594,892
  Unearned compensation                                 (116)           (152)
  Accumulated other comprehensive income              40,479         133,732
                                                   2,914,755       2,773,335
                                                $  4,569,029    $  4,638,590

VISHAY INTERTECHNOLOGY, INC.
Computation of Earnings Per Share
(Unaudited - In thousands except earnings per share)

                                          Fiscal quarter ended        Nine fiscal months ended
                                      ---------------------------   ---------------------------
                                       October 1,      October 2,     October 1,     October 2,
                                          2005           2004           2005           2004
                                      ------------   ------------   ------------   ------------
Numerator:

Numerator for basic earnings
 per share - net earnings             $     19,956   $     22,070   $     35,384   $     99,154
Interest savings assuming
 conversion of dilutive
 convertible and exchangeable
 notes, net of tax                             683          1,121          2,034         13,498
Numerator for diluted
 earnings per share -
 adjusted net earnings                $     20,639   $     23,191   $     37,418   $    112,652

Denominator:

Denominator for basic
 earnings per share -
 weighted average shares                   184,114        166,090        175,439        162,919

Effect of dilutive securities
  Convertible and
   exchangeable notes                       10,604         15,493         10,666         38,456
  Employee stock options                       925          1,149            918          2,204
  Warrants                                       -              -              -            348
  Other                                         76             68             76             70
  Dilutive potential common
   shares                                   11,605         16,710         11,660         41,078

Denominator for diluted
 earnings per share -
 adjusted weighted average
 shares                                    195,719        182,800        187,099        203,997

Basic earnings per share              $       0.11   $       0.13   $       0.20   $       0.61

Diluted earnings per share            $       0.11   $       0.13   $       0.20   $       0.55

Diluted earnings per share for the periods presented do not reflect the following weighted-average potential common shares, as the effect would be antidilutive (in thousands):

                                          Fiscal quarter ended        Nine fiscal months ended
                                      ---------------------------   ---------------------------
                                        October 1      October 2      October 1      October 2
                                          2005           2004           2005           2004
                                      ------------   ------------   ------------   ------------
Convertible and exchangeable
 notes:
  Convertible Subordinated
   Notes, due 2023                          23,496         23,496         23,496              -

  Exchangeable Unsecured
   Notes, due 2102                           6,176              -          6,176              -

Weighted average employee
 stock options                               6,046          5,723          6,242          2,684
Weighted average warrants                    8,824          8,824          8,824          6,490

Contact:  Richard N. Grubb,
          Executive Vice President and
          Chief Financial Officer or
          Peter G. Henrici, Senior Vice
          President Corporate Communications
          610-644-1300

SOURCE  Vishay Intertechnology, Inc.
     -0-                             11/04/2005
     /CONTACT: Richard N. Grubb, Executive Vice President and Chief Financial Officer, or Peter G. Henrici, Senior Vice President Corporate Communications, both of Vishay Intertechnology, +1-610-644-1300/
     /Web site:  http://www.vishay.com /